EXHIBIT 21


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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

Parent

TF Financial Corporation


                                               Percentage    Jurisdiction of
Subsidiaries                                      Owned      Incorporation
------------                                   -----------  ----------------

Third Federal Savings Bank (a)                    100%         United States

TF Investments Corporation (a)                    100%         Delaware

Teragon Financial Corporation (a)                 100%         Pennsylvania

Penns Trail Development Corporation (a)           100%         Delaware

Third Delaware Corporation (a)(b)                 100%         Delaware

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(a)  The  operations  of  this  subsidiary  are  included  in  the  consolidated financial statements contained in the 2000 Annual Report to Stockholders incorporated herein by reference.

(b) Third Delaware Corporation is a wholly-owned subsidiary of Third Federal Savings Bank.